UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 200 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.

Entry Into a Material Definitive Agreement.

On November 13, 2019, Diffusion Pharmaceuticals Inc. (the “Company”) announced the pricing of a public offering of (i) 5,104,429 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) and Series I Warrants (as defined below) and Series II Warrants (as defined below) for an aggregate purchase price of $0.35 per share, Series I Warrant and Series II Warrant and (ii) 6,324,143 pre-funded warrants to purchase one share of Common Stock (“Pre-Funded Warrants”), and Series I Warrants and Series II Warrants for an aggregate purchase price of $0.349 per Pre-Funded Warrant, Series I Warrant and Series II Warrant.

Subject to certain ownership limitations described in the Series I Warrants, the Series I Warrants (the “Series I Warrants”) have an exercise price of $0.35 per share of Common Stock, will be exercisable upon issuance and will expire eighteen months from the date of issuance. Subject to certain ownership limitations described in the Series II Warrants, the Series II Warrants (the “Series II Warrants” and, together with the Series I Warrants, the “Common Warrants”) have an exercise price of $0.35 per share of Common Stock, will be exercisable upon issuance and will expire five years from the date of issuance. The exercise price of the Common Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Common Warrants. In connection with the offering, the Company will issue 11,428,572 Series I Warrants and 11,428,572 Series II Warrants.

Subject to certain ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Warrants and the Pre-Funded Warrants provide that holders will have the right to participate in any rights offering or distribution of assets, and will have the right to receive certain consideration in fundamental transactions, together with the holders of Common Stock on an as-exercised basis. In addition, upon a fundamental transaction, the holder of either of the Common Warrants shall have the right to receive payment in cash, or under certain circumstances in other consideration, from the Company at the Black Scholes value as described in the Common Warrants. A holder will not have the right to exercise any portion of the Common Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, respectively. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in such percentage shall not be effective until 61 days after such notice. If not previously exercised in full, at the expiration of their terms, the Common Warrants will be automatically exercised via cashless exercise.

In connection with the offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors. The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on issuance of Common Stock or securities convertible or exchangeable into Common Stock by the Company for a period of 45 days after the date of the Purchase Agreement and a prohibition on the Company entering into variable rate transactions for a period of 12 months after the date of the Purchase Agreement, subject to certain exceptions.

The net proceeds to the Company from the offering are expected to be approximately $3.3 million, after deducting placement agent’s fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this offering to fund research and development of its lead product candidate, TSC, including clinical trial activities and general corporate purposes. All of the securities in the offering are being sold by the Company.

The public offering is being made pursuant to the Company’s effective registration statement on Form S-1 (Registration No. 333-234234) previously filed with and declared effective by the Securities and Exchange Commission and a preliminary and final prospectus thereunder. The Company expects that the closing of the offering will take place on or about November 15, 2019, subject to the satisfaction of customary closing conditions.

The Company also entered into an engagement letter (the “Engagement Letter”) on October 7, 2019 with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the public offering. The Company has agreed to pay Wainwright an aggregate fee equal to 8% of the gross proceeds received by the Company from such offering as well as a management fee equal to 1.0% of the gross proceeds of each closing raised by the offering. The Company will also pay Wainwright a reimbursement for non-accountable expenses in the amount of $25,000 and a reimbursement for legal fees and expenses of the placement agent in the amount of up to $100,000. Pursuant to the Engagement Letter, the Company also agreed to grant to Wainwright or its designees warrants to purchase up to 5.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants sold in such offerings (the “Wainwright Warrant”). The Wainwright Warrant has substantially the same terms as the Series II Warrants, except that the Wainwright Warrants will have an exercise price equal to 125% of the per share purchase price and expire on the five year anniversary of the effective date of the registration statement. The Engagement Letter has a tail period of twelve (12) months and indemnity and other customary provisions for transactions of this nature.

The foregoing is only a brief description of the Series I Warrant, the Series II Warrant, the Pre-Funded Warrant, the Wainwright Warrant, the Engagement Letter and the Purchase Agreement and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the forms of Series I Warrant, the Series II Warrant, the Pre-Funded Warrant, the Wainwright Warrant, the Engagement Letter and the Purchase Agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01.

Other Events.

On November 13, 2019, the Company issued a press release announcing that the Company had priced the offering of the Common Stock, Pre-Funded Warrants and Common Warrants. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 4.1	Form of Series I Warrant
Exhibit 4.2	Form of Series II Warrant
Exhibit 4.3	Form of Pre-Funded Warrant
Exhibit 4.4	Form of Wainwright Warrant
Exhibit 10.1

Engagement Letter, dated October 7, 2019, by and between Diffusion Pharmaceuticals Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-234234), filed on November 8, 2019)

Exhibit 10.2	Securities Purchase Agreement
Exhibit 99.1	Press release issued November 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2019	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ David G. Kalergis
	Name:	David G. Kalergis
	Title:	Chief Executive Officer